Exhibit 99.1

Alta Mesa Holdings, LP

ALTA MESA ANNOUNCES THIRD QUARTER 2017

FINANCIAL RESULTS AND OPERATIONAL UPDATE

Houston, Texas – November 14, 2017 – Alta Mesa Holdings, LP announced its financial results for the third quarter of 2017 and provided highlights of its recent operations. A conference call to discuss these results is scheduled for today at 2 p.m. Central time (888-347-8149). Note that the Company will post a supplemental operations update to its website prior to the call at www.altamesa.net.

Financial and Production Highlights

Net loss for the third quarter of 2017 was $24.2 million, compared to a net loss of $26.6 million for the third quarter of 2016. The difference in net loss between the two periods was primarily due to higher revenue and lower interest, partially offset by higher general and administrative expense and marketing and transportation expense.

Adjusted earnings before interest, income taxes, depreciation, depletion and amortization and exploration costs (“Adjusted EBITDAX”) for the third quarter of 2017 was $31.2 million compared to $38.4 million for the third quarter of 2016. The change in Adjusted EBITDAX between the two periods is primarily the net result of non-recurring general and administrative expense, lower settlements of oil and gas derivative contracts and an increase in marketing and transportation expense. This decrease was partially offset by an increase in commodity revenues. *Adjusted EBITDAX is a non-GAAP financial measure and is described in the attached table under “Non-GAAP Financial Information and Reconciliation.”

Total Company production volumes in the third quarter of 2017 totaled 2.3 MMBOE, or an average of 25.2 MBOE per day, compared to 1.8 MMBOE or 20.0 MBOE per day in the third quarter of 2016. The increase in production is primarily a result of the continued successful development of Alta Mesa’s STACK play in Kingfisher County, Oklahoma. The Company’s total production mix was 66% oil and natural gas liquids (77% oil, 23% liquids) for the third quarter 2017.

Oil, natural gas and natural gas liquids revenue for the third quarter of 2017 totaled $75.3 million compared to $54.5 million in the third quarter of 2016. The change in revenues between the two periods was due primarily to the increase in oil, natural gas and natural gas liquids production, offset in part by the decrease in net realized commodity prices. Realized prices for oil (including settlements of derivative contracts) for the third quarter of 2017 were $48.00 per barrel, compared to $60.35 per barrel in the third quarter of 2016. Realized prices for natural gas liquids (including settlements of derivative contracts) for the third quarter of 2017 were $22.14 per barrel compared to $15.85 per barrel in the third quarter of 2016. The third quarter of 2016 included settlements of oil derivative contracts prior to contract expiry of $18.2 million. Realized prices for natural gas (including settlements of derivative contracts) in the third quarter 2017 were $2.71 per MCF, compared to $2.92 per MCF in the third quarter of 2016. The third quarter of 2016 included settlements of natural gas derivative contracts prior to contract expiry of $2.4 million. Alta Mesa has an active hedging program. As of September 30, 2017, the Company had hedged approximately 73% of its forecasted production of proved developed producing reserves through 2019 at weighted average annual floor prices ranging from $50.00 per Bbl to $51.37 per Bbl for oil and $3.18 per MMBtu to $4.43 per MMBtu for natural gas.

15021 Katy Freeway, Suite 400   ●   Houston, Texas 77094    ●   (281) 530-0991    ●   www.altamesa.net

Production costs, which include lease and plant operating expense, marketing and transportation expense, production and ad valorem taxes and workover expense were $28.6 million, in the third quarter of 2017, or $12.34 per BOE, compared to $23.5 million, or $12.75 per BOE in the third quarter of 2016. The increase between the two periods is primarily related to increased throughput and associated fees for our properties in the STACK at the Kingfisher Midstream, LLC processing facility, in addition to an increase in compression and chemical expense.

General and administrative expense in the third quarter of 2017 was $17.5 million compared to $10.7 million in the third quarter of 2016. The difference in general and administrative expense between the two periods is primarily due to non-recurring fees attributable to the proposed merger with Silver Run Acquisition Corporation II (“Silver Run II”) during the third quarter of 2017 of approximately $2.5 million and one time settlement expense of $4.6 million.

Operational Highlights

STACK Play, Oklahoma

In Alta Mesa’s Oklahoma STACK play, the Company has assembled a highly contiguous leasehold position which has grown from approximately 45,000 net acres in early 2015, to approximately 130,000 net acres at the end of the third quarter of 2017. The Company is targeting the Mississippian-age Osage, Meramec, and Manning formations and the Pennsylvanian-age Oswego formation. In the third quarter of 2017, the Company completed 36 horizontal wells in the Osage and Meramec formations. The Company had 43 horizontal wells in progress as of the end of the third quarter, 13 of which were on production subsequent to the end of the quarter. The Company has allocated over 95% of its 2017 capital expenditure budget, including acquisitions, to the STACK. Capital expenditures (including acquisition costs) for this area in 2017 through the third quarter were $286 million out of the total Company expenditures of $300 million. Average daily production for this core area in the third quarter of 2017 was approximately 20.5 MBOE per day (67% oil and natural gas liquids), an increase of 51% compared to 13.6 MBOE per day in the third quarter of 2016.

Conference Call Information

Alta Mesa invites you to listen to its conference call which will discuss its financial and operational results at 2:00 p.m., Central time, on Tuesday, November 14, 2017. If you wish to participate in this conference call, dial 888-347-8149 (toll free in US/Canada) or 412-902-4228 (for International calls), five to ten minutes before the scheduled start time. A webcast of the call and any related materials will be available on Alta Mesa’s website at www.altamesa.net. Additionally, a replay of the conference call will be available for one week following the live broadcast by dialing 844-512-2921 (toll free in US/Canada) or 412-317-6671 (International calls), and referencing Conference ID #10114318.

Alta Mesa Holdings, LP is a privately held company engaged primarily in onshore oil and natural gas acquisition, exploitation, exploration and production whose focus is to maximize the profitability of our assets in a safe and environmentally sound manner. We seek to maintain a portfolio of lower risk properties in plays with known resources where we identify a large inventory of lower risk drilling, development, and enhanced recovery and exploitation opportunities. Our core properties are located in Oklahoma’s STACK play. We maximize the profitability of our assets by focusing on sound engineering, enhanced geological techniques including 3-D seismic analysis, and proven drilling, stimulation, completion, and production methods. Alta Mesa Holdings, LP is headquartered in Houston, Texas.

15021 Katy Freeway, Suite 400   ●   Houston, Texas 77094    ●   (281) 530-0991    ●   www.altamesa.net

Safe Harbor Statement and Disclaimer

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, regarding Alta Mesa’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could”, “should”, “will”, “play”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project,” the negative of such terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Alta Mesa’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Forward-looking statements may include statements about Alta Mesa’s: ability to effect the business combination with Silver Run II; the benefits of the business combination; the future financial performance of the combined company following the business combination; business strategy; reserves quantities and the present value of its reserves; financial strategy, liquidity and capital required for its development program; future oil and natural gas prices; timing and amount of future production of oil and natural gas; hedging strategy and results; future drilling plans; marketing of oil and natural gas; leasehold or business acquisitions; costs of developing its properties; liquidity and access to capital; uncertainty regarding its future operating results; and plans, objectives, expectations and intentions contained in this press release that are not historical. Alta Mesa cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the exploration for and development and production of oil and natural gas. These risks include, but are not limited to, the occurrence of any event, change or other circumstances that could delay the business combination with Silver Run II or give rise to the termination of the Contribution Agreement, commodity price volatility, low prices for oil, natural gas and/or natural gas liquids, global economic conditions, inflation, increased operating costs, lack of availability of drilling and production equipment and services, environmental risks, weather risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and other risks. Information concerning these and other factors can be found in Alta Mesa’s filings with the SEC, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the SEC’s web site at http://www.sec.gov. Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. Specifically, future prices received for production and costs may vary, perhaps significantly, from the prices and costs assumed for purposes of these estimates. Prices for oil or gas began a severe decline in the third quarter of 2014 and current prices for oil are significantly less than they were prior to the decline. Sustained lower prices will cause the twelve month weighted average price to decrease over time as the lower prices are reflected in the average price, which may result in the estimated quantities and present values of Alta Mesa’s reserves being reduced. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, Alta Mesa’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Alta Mesa may issue. Except as otherwise required by applicable law, Alta Mesa disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

FOR MORE INFORMATION CONTACT: Lance L. Weaver (281) 943-5597 lweaver@altamesa.net

15021 Katy Freeway, Suite 400   ●   Houston, Texas 77094    ●   (281) 530-0991    ●   www.altamesa.net

ALTA MESA HOLDINGS, LP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(in thousands)
OPERATING REVENUES AND OTHER
Oil	$55,195	$40,691	$169,611	$115,778
Natural gas	11,959	9,790	37,780	20,277
Natural gas liquids	8,119	3,994	22,814	10,109
Other revenues	72	57	274	358

Total operating revenues	75,345	54,532	230,479	146,522

Gain (loss) on sale of assets	—	(8)	—	3,723
Gain on acquisition of oil and gas properties	5,267	—	6,893	—
Gain (loss) on derivative contracts	(10,468)	3,508	38,024	(23,970)

Total operating revenues and other	70,144	58,032	275,396	126,275

OPERATING EXPENSES
Lease and plant operating expense	15,503	14,644	49,836	45,222
Marketing and transportation expense	8,666	5,254	21,566	8,140
Production and ad valorem taxes	2,705	2,895	8,812	8,021
Workover expense	1,714	727	5,112	3,242
Exploration expense	5,523	8,590	19,930	15,304
Depreciation, depletion, and amortization expense	28,784	22,433	80,082	66,857
Impairment expense	82	919	29,206	14,238
Accretion expense	395	540	1,447	1,615
General and administrative expense	17,458	10,650	35,534	32,909

Total operating expenses	80,830	66,652	251,525	195,548

INCOME (LOSS) FROM OPERATIONS	(10,686)	(8,620)	23,871	(69,273)
OTHER INCOME (EXPENSE)
Interest expense	(13,850)	(18,186)	(39,069)	(52,253)
Interest income	332	239	880	672

Total other income (expense)	(13,518)	(17,947)	(38,189)	(51,581)

LOSS BEFORE STATE INCOME TAXES	(24,204)	(26,567)	(14,318)	(120,854)
Provision for state income taxes	—	—	285	107

NET LOSS	$(24,204)	$(26,567)	$(14,603)	$(120,961)

15021 Katy Freeway, Suite 400   ●   Houston, Texas 77094    ●   (281) 530-0991    ●   www.altamesa.net

ALTA MESA HOLDINGS, LP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2017	December 31, 2016
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,740	$7,185
Short-term restricted cash	1,173	433
Accounts receivable, net of allowance of $802 and $889, respectively	71,260	37,611
Other receivables	679	8,061
Receivables due from affiliate	839	8,883
Prepaid expenses and other current assets	2,215	3,986
Derivative financial instruments	6,952	83

Total current assets	86,858	66,242

PROPERTY AND EQUIPMENT
Oil and natural gas properties, successful efforts method, net	944,867	712,162
Other property and equipment, net	9,139	9,731

Total property and equipment, net	954,006	721,893

OTHER ASSETS
Investment in LLC — cost	9,000	9,000
Deferred financing costs, net	1,943	3,029
Notes receivable due from affiliate	12,121	9,987
Deposits and other long-term assets	14,686	2,977
Derivative financial instruments	5,282	723

Total other assets	43,032	25,716

TOTAL ASSETS	$1,083,896	$813,851

LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$144,546	$79,710
Advances from non-operators	3,872	4,058
Advances from related party	47,794	42,528
Asset retirement obligations	3,960	4,900
Derivative financial instruments	348	21,207

Total current liabilities	200,520	152,403

LONG-TERM LIABILITIES
Asset retirement obligations, net of current portion	65,152	61,128
Long-term debt, net	565,247	529,905
Notes payable to founder	27,861	26,957
Derivative financial instruments	—	4,482
Other long-term liabilities	7,613	6,870

Total long-term liabilities	665,873	629,342

TOTAL LIABILITIES	866,393	781,745
PARTNERS’ CAPITAL	217,503	32,106

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$1,083,896	$813,851

15021 Katy Freeway, Suite 400   ●   Houston, Texas 77094    ●   (281) 530-0991    ●   www.altamesa.net

ALTA MESA HOLDINGS, LP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2017	2016
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(14,603)	$(120,961)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, and amortization expense	80,082	66,857
Impairment expense	29,206	14,238
Accretion expense	1,447	1,615
Amortization of deferred financing costs	2,205	3,004
Amortization of debt discount	—	382
Dry hole expense	2,447	423
Expired leases	8,394	6,689
(Gain) loss on derivative contracts	(38,024)	23,970
Settlements of derivative contracts	1,775	83,839
Premium paid on derivative contracts	(520)	—
Interest converted into debt	904	904
Interest on notes receivable due from affiliates	(619)	(574)
Gain on sale of assets	—	(3,723)
Gain on acquisition of oil and gas properties	(6,893)	—
Changes in assets and liabilities:
Restricted cash	(740)	(92,046)
Accounts receivable	(33,649)	(4,774)
Other receivables	7,382	14,436
Receivables due from affiliate	169	214
Prepaid expenses and other non-current assets	(9,938)	(1,898)
Advances from related party	5,266	13,425
Settlement of asset retirement obligation	(6,083)	(1,465)
Accounts payable, accrued liabilities, and other liabilities	27,308	2,918

NET CASH PROVIDED BY OPERATING ACTIVITIES	55,516	7,473

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for property and equipment	(244,308)	(149,179)
Acquisitions	(55,236)	—
Proceeds from sale of property	—	1,405
Notes receivable due from affiliate	(1,515)	—

NET CASH USED IN INVESTING ACTIVITIES	(301,059)	(147,774)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	286,065	141,935
Repayments of long-term debt	(251,622)	(1,500)
Additions to deferred financing costs	(220)	(799)
Capital contributions	207,875	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	242,098	139,636

NET DECREASE IN CASH AND CASH EQUIVALENTS	(3,445)	(665)
CASH AND CASH EQUIVALENTS, beginning of period	7,185	8,869

CASH AND CASH EQUIVALENTS, end of period	$3,740	$8,204

15021 Katy Freeway, Suite 400   ●   Houston, Texas 77094    ●   (281) 530-0991    ●   www.altamesa.net

Prices: Below is a table of average hedged and unhedged prices received by the Company.

Average Prices including settlements of derivative contracts	Q3-2017
Oil (per Bbl)	$48.00
Natural Gas (per Mcf)	2.71
Natural Gas Liquids (per Bbl)	22.14
Combined realized (per BOE)	33.16

Average Prices excluding settlements of derivative contracts	Q3-2017
Oil (per Bbl)	$47.20
Natural Gas (per Mcf)	2.50
Natural Gas Liquids (per Bbl)	23.29
Combined (per BOE)	32.50

*Non-GAAP Financial Information and Reconciliation

Adjusted EBITDAX is a non-GAAP financial measure and as used herein represents net income/(loss) before interest expense, exploration expense, depletion, depreciation and amortization, impairment of oil and natural gas properties, accretion of asset retirement obligations, tax expense, gains/loss on sale and acquisition of assets and the non-cash portion of gain/loss on oil, natural gas and natural gas liquids derivative contracts. Alta Mesa’s management believes Adjusted EBITDAX is useful because it allows external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate our operating performance, compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure and because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures. Adjusted EBITDAX is not a measurement of Alta Mesa’s financial performance under GAAP, and should not be considered as an alternative to net income (loss), operating income (loss) or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of Alta Mesa’s profitability or liquidity. Adjusted EBITDAX has significant limitations, including that it does not reflect Alta Mesa’s cash requirements for capital expenditures, contractual commitments, working capital or debt service. In addition, other companies may calculate Adjusted EBITDAX differently than Alta Mesa does, limiting its usefulness as a comparative measure. The following table sets forth a reconciliation of net income (loss) as determined in accordance with GAAP to Adjusted EBITDAX for the periods indicated (unaudited in thousands):

	Three Months Ended September 30,
	2017	2016
Net loss	($24,204)	($26,567)
Adjustments to loss:
Provision for income taxes	—	—
Interest expense	13,850	18,186
Unrealized loss – derivative contracts	11,989	14,340
Exploration expense	5,523	8,590
Depreciation, depletion and amortization	28,784	22,433
Impairment expense	82	919
Accretion expense	395	540
(Gain) on acquisition of properties	(5,267)	—
Loss on sale of assets	—	8

Adjusted EBITDAX	$31,152	$38,449

15021 Katy Freeway, Suite 400   ●   Houston, Texas 77094    ●   (281) 530-0991    ●   www.altamesa.net